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                                                                    Exhibit 4.20


                              CERTIFICATE OF TRUST

                                       OF

                              CITIGROUP CAPITAL XI

      This Certificate of Trust is being executed as of December 7, 1998 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Act").

      The undersigned, the trustees of Citigroup Capital XI, hereby certify as follows:

      1. Name. The name of the business trust being formed hereby is "Citigroup Capital XI" (the "Trust").

      2. Delaware Trustee. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware are as follows:

      Chase Manhattan Bank Delaware
      1201 Market Street
      Wilmington, Delaware 19801

      3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.
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Dated: December 7, 1998

                                By: /s/ Irwin Ettinger
                                    --------------------------------------
                                    Irwin Ettinger, as Regular Trustee

                                By: /s/ Robert Matza
                                    --------------------------------------
                                    Robert Matza, as Regular Trustee


                                CHASE MANHATTAN BANK DELAWARE,
                                as Delaware Trustee

                                By: /s/ Denis Kelly
                                    --------------------------------------
                                    Name: Denis Kelly
                                    Title: Trust Officer


                                CITIGROUP INC.,
                                as Sponsor

                                By: /s/ Irwin Ettinger
                                    --------------------------------------
                                    Name: Irwin Ettinger
                                    Title: Chief Accounting Officer